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                                                                      EXHIBIT 12






                             JOHNSON CONTROLS, INC.
                      COMPUTATION OF RATIO OF EARNINGS TO
                                 FIXED CHARGES
                             (Dollars in millions)


                                                                                     Six Months Ended
                                                                                      March 31, 2001
                                                                                ---------------------------
Net income                                                                                  $185.5
Provision for income taxes                                                                   133.7
Undistributed earnings of partially-owned affiliates                                          (8.6)
Minority interests in net earnings of subsidiaries                                            26.1
Amortization of previously capitalized interest                                                2.7
                                                                                         ----------
                                                                                             339.4
                                                                                         ----------

Fixed charges:
     Interest incurred and amortization of debt expense                                       73.8
     Estimated portion of rent expense                                                        30.6
                                                                                         ----------
Fixed charges                                                                                104.4
Less:  Interest capitalized during the period                                                 (5.0)
                                                                                         ----------
                                                                                              99.4
                                                                                         ----------

Earnings                                                                                    $438.8
                                                                                         ==========


Ratio of earnings to fixed charges                                                             4.2
                                                                                         ==========




          For the purpose of computing this ratio, "earnings" consist of (a) income from continuing operations before income taxes (adjusted for undistributed earnings or recognized losses of partially-owned affiliates, minority interest in earnings or losses of consolidated subsidiaries, and amortization of previously capitalized interest), plus (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.






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